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Exhibit 99.1


                               NORTH FORK BANCORP
275 Broadhollow Road, Melville,  NY  11747   (631) 844-1258   FAX (631) 844-1471



FOR IMMEDIATE RELEASE           Contact:        Daniel M. Healy
                                                Executive Vice President
                                                Chief Financial Officer
                                                (631) 844-1258



            NORTH FORK TO PRESENT AT UPCOMING CONFERENCE IN FLORIDA

     Melville, N.Y. - November 12, 2002 - North Fork Bancorporation, Inc. (NYSE:
NFB) will be presenting at the Sandler O'Neill & Partners Financial Services Conference on Wednesday, November 13 at 2:20 p.m. (ET). Sandler O'Neill has established a Webcast and Phone-in conference line for interested parties to view or listen to the presentation.

     The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on Sandler O'Neill Conference Webcast
- November 13, 2002. A printable version of the presentation slide show will also be available on the North Fork website.

     The Phone-in conference line for callers to listen in and hear the presentation is 800-239-8730. The caller will need to reference "Sandler O'Neill Conference" and request Session 1.